EXHIBIT 99.1
          FROM: EDWARD G. NOVOTNY & ASSOCIATES, INC.
          Two Tudor City Place
          New York, NY  10017
          Tel: 212/490-2065

          FOR: HOME HOLDINGS INC.            FOR IMMEDIATE RELEASE
               59 Maiden Lane                Friday, June 13, 1997
               New York, NY  10038
               Contact:  Richard H. Hershman, Treasurer
               212/530-6060

                            HOME HOLDINGS WILL NOT
                        MAKE JUNE 15 INTEREST PAYMENT

               NEW YORK--Home Holdings Inc., a Delaware corporation ("Home Holdings" or the "Company"), announced today that it will not pay $11,637,500.00 in interest coming due on June 15 on the Company's 7-7/8% Senior Notes due December 15, 2003, 7-7/8% Senior Sinking Fund Notes due December 15, 2003 and 7% Senior Notes due December 15, 1998 (col-lectively, the "Notes"). Under the terms of the Notes, Home Holdings has a 30 day grace period from June 15--the date that the interest payment comes due--before an "Event of Default" (as defined in the indentures related to the Notes) occurs.

               Home Holdings will not make this interest payment because the Board of Directors of The Home Insurance Company, a New Hampshire domiciled property and casualty insurance company and the wholly-owned, principal subsid-iary of the Company, has voted to defer a decision on whether to make a dividend payment to Home Holdings.